                                                                     EXHIBIT 7.1

                            AGREEMENT OF JOINT FILING

         The parties listed below agree that the Amendment No. 14 to Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of them shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 16, 2005

                                           AIMCO PROPERTIES, L.P.


                                           By: AIMCO-GP, INC.
                                               ---------------------------------
                                               (General Partner)

                                           AIMCO-GP, INC.

                                           APARTMENT INVESTMENT AND
                                           MANAGEMENT COMPANY

                                           AIMCO IPLP, L.P.

                                           AIMCO/IPT, INC.


                                           By: /s/ Martha L. Long
                                               ---------------------------------
                                               Senior Vice President
                                               of each of the foregoing entities